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                                                   Exhibit 10.1.c

                            GUARANTY

     This Guaranty, dated as of June 14, 2002, is made by Great Plains Energy Incorporated (herein called "Guarantor"), a Missouri corporation with its principal place of business located at 1201 Walnut, Kansas City, Missouri 64106, in favor of El Paso Merchant Energy, L.P. (herein called "Creditor") with its principal place of business located at 1001 Louisiana, Houston, Tx 77002.

     Creditor and Strategic Energy, L.L.C., a Delaware limited liability company and a related company of Guarantor (Guarantor has an indirect ownership interest in Strategic Energy, L.L.C.), with its principal place of business located at Two Gateway Center, Pittsburgh, PA 15222, (herein called "Debtor") have entered into or hereafter may enter into contracts, agreements or commitments (i) for the sale, purchase, exchange, transmission or transportation of electricity or (ii) which constitute or cover swaps, options or other derivative transactions relative to electricity or the price thereof (herein collectively called the "Agreements"). In order to induce Creditor to extend or to continue to extend credit to Debtor pursuant to the Agreements, Guarantor has agreed to provide to Creditor this Guaranty and acknowledges adequate consideration, including the fact that it will benefit directly and/or indirectly from the Agreement, and hereby further agrees as follows:

     Section 1. Guaranty. Guarantor hereby unconditionally guarantees the punctual and complete payment when due (whether at stated maturity, by acceleration or otherwise), of any and all indebtedness, liabilities, and obligations under the Agreements of Debtor to Creditor now or hereafter existing, whether absolute or contingent, joint and/or several, secured or unsecured, direct or indirect (all such indebtedness, liabilities and obligations are being herein collectively called the "Obligations"). This Guaranty is a guarantee of payment and not of collection. Guarantor acknowledges that it is jointly and severally liable for payment of the Obligations.

     Section 2. Demands. If Debtor fails or refuses to pay any Obligations when due, and Creditor elects to exercise its rights under this Guaranty, Creditor shall make a demand upon Guarantor (hereinafter referred to as a "Payment Demand"). A Payment Demand shall be in writing and shall reasonably and briefly specify in what manner and what amount Debtor has failed to pay and an explanation of why such payment is due, with a specific statement that Creditor is calling upon Guarantor to pay under this Guaranty. A Payment Demand satisfying the foregoing requirements when delivered to Guarantor pursuant to Section 9 of this Guaranty shall be the only requirement with respect to Obligations before Guarantor is required to pay such Obligations hereunder and shall be deemed sufficient notice to Guarantor that it must pay the Obligations within ten (10) days after its receipt of the Payment Demand. A single written Payment Demand that complies with the terms of this Section 2 shall be effective as to any specific failure to pay during the continuance of such failure to pay, until Debtor or Guarantor has cured such failure to pay, and additional written demands concerning such failure to pay shall not be required until such failure to pay is cured.

     Section 3. Guaranty Absolute. Creditor may, at any time and from time to time, without the consent of or notice to Guarantor, and without impairing, reducing, affecting or releasing the Obligations of Guarantor hereunder:

          (a) change the manner, place or terms of payment of, or renew, extend or alter, any or all of the Obligations;

          (b) amend, waive, terminate or otherwise modify, alter, extend or supplement, any document or agreement relating to any of the Obligations;

          (c) release the Debtor or any other person liable in any manner for payment of any or all of the Obligations;

          (d) take, substitute, surrender, exchange or release any collateral for any or all of the Obligations; or

          (e) except as to applicable statutes of limitation, exercise or refrain from exercising any rights against Debtor or any other person or otherwise act or refrain from acting or otherwise fail to be diligent.

     Section 4. Waiver. Except with respect to the limited terms and conditions otherwise provided in Sections 2, 7 or 10 hereof, Guarantor hereby waives:

          (a) notice of acceptance of this Guaranty, of the creation and/or existence of any of the Agreements or Obligations, and of any action by Creditor in reliance hereon or in connection herewith;

          (b) promptness, diligence, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Obligations;

          (c) any requirement that suit be brought against, or any other action by Creditor be taken against, or any notice of default or other notice be given to, or any demand be made on, the Debtor or any other person, or that any other action be taken or not taken as a condition to Guarantor's obligations under this Guaranty or as a condition to enforcement of this Guaranty against Guarantor, and

               (d)  all other notices.

     Section 5.  Effect of Certain Events.  Guarantor agrees that
Guarantor's liability hereunder will not be released, reduced, affected or impaired by the occurrence of any one or more of the following events:

          (a) The liquidation, dissolution, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, release, merger, receivership or discharge of Debtor, or the arrangement, composition or readjustment or other similar proceeding affecting the status, composition, identity, existence, assets or obligations of Debtor, or the disaffirmance or termination of any of the Obligations or Agreements in or as a result of any such proceeding;

          (b)  The renewal, consolidation, extension,
     modification, supplementation, termination or amendment from time to time of any of the Agreements that might otherwise affect the Obligations;

          (c) Except as to applicable statutes of limitation, the failure, delay, lack of diligence, waiver or refusal by Creditor to exercise, in whole or part, any right or remedy held by Creditor with respect to the Agreements or the Obligations;

          (d) The sale, encumbrance, transfer or other modification of the ownership of Debtor or the change in the financial condition or management of Debtor;

          (e) Lack of consideration or any other deficiency in the formation of the Agreement and any and all amendments and modifications thereof;

           (f) Lack of organizational power or authority of Guarantor or Debtor; or

          (g) Any changes to the ownership of the Debtor or its asset structure, including but not limited to sale, merger, acquisition, encumbrance, lien, hypothecation or otherwise.

     Section 6. Representations and Warranties. Guarantor hereby represents and warrants to Creditor as follows:

          (a) Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified and in good standing in each jurisdiction where the nature of its business or the character of the assets and properties owned or held under lease by it requires such qualification, except where the failure to so quality could not reasonably be expected to have a material adverse effect on Guarantor. Guarantor has all requisite power and authority, organizational or otherwise, to conduct in all material respects its business and to own, or hold under lease, its material assets or properties and to execute and deliver, and perform all of its obligations under this Guaranty;

          (b) The execution, delivery and performance by Guarantor of this Guaranty are within the Guarantor's organizational powers, have been duly authorized by all necessary corporate action and do not contravene the organizing documents of Guarantor or any law or material contractual restriction binding on or affecting Guarantor;

          (c) This Guaranty is the legal, valid and binding obligation of Guarantor enforceable against the Guarantor in accordance with its terms except as the enforceability of this Guaranty may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and by general principles of equity; and

          (d) Debtor is a majority-owned indirect subsidiary of Guarantor and Guarantor will benefit, directly or indirectly, from the Guaranty granted hereby.

     Section 7. Setoffs and Counterclaims. Without limiting Guarantor's own defenses and rights hereunder, Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which Debtor or any other affiliate of Guarantor is or may be entitled to, relating to or arising from or out of the Agreements or otherwise, except for defenses relating to, arising from or out of the bankruptcy, insolvency, dissolution or liquidation of Debtor.

     Section 8. Amendments, etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 9. Addresses for Notices. All notices and other communications provided for hereunder shall (i) be in writing and shall be addressed to the parties at their respective addresses set forth above or at such other addresses as shall be designated in a written notice to the other party and (ii) except as otherwise provided herein, when mailed, be effective five days after being deposited in the U.S. mail, registered or certified mail, return receipt requested, postage prepaid, and, in the case of personal delivery, when delivered at the aforesaid address. Notwithstanding anything herein to the contrary, any notice of termination provided by Guarantor to Creditor shall be transmitted to Creditor only by certified mail, return receipt requested.

     Section 10. No Waiver; Remedies. Except as to applicable statutes of limitation or repose, no failure on the part of Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 11. Continuing Guaranty; Termination. This Guaranty is an absolute and continuing guaranty, except as specifically set forth herein. This Guaranty shall terminate on the first to occur of (a) thirty (30) days after Creditor receives written notice from Guarantor of such termination, and
(b) June 30, 2003 (the "Termination Date"). From and after the Termination Date, Guarantor shall have no liability whatsoever for any Obligations created or incurred after the Termination Date, but no such termination of this Guaranty shall affect Guarantor's obligations hereunder for any Obligations created or incurred on or before the Termination Date. Notwithstanding anything to the contrary herein, this Guaranty shall continue to be effective or reinstated, as the case may be, if at any time payment, or any part thereof, for any of the Obligations created, incurred or otherwise contracted for on or before the Termination Date, is rescinded or must otherwise be returned by Creditor upon the insolvency, bankruptcy or reorganization of Debtor, or otherwise under applicable law or at equity, all as though such payment had not been made. Guarantor's obligations hereunder may not be assigned without Creditor's written consent. This Guaranty shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by Creditor and its successors and assigns.

     Section 12. Governing Law. This Guaranty and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without reference to conflict of laws principles of said state.

     Section 13. Additional Events of Default. Notwithstanding anything to the contrary in any document or agreement now or hereafter existing between Creditor and Debtor, Guarantor agrees that, solely for the purposes of this Guaranty, the Obligations of Debtor shall, whether or not then due under any such document or agreement, automatically be deemed and become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Guarantor, upon the occurrence of any of the following events: (i) Guarantor or Debtor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); (ii) an involuntary case is commenced against Guarantor or Debtor, and the petition is not controverted within ten days, or is not dismissed within sixty days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Guarantor or Debtor; (iv) Guarantor or Debtor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to it or there is commenced against Guarantor or Debtor any such proceeding which remains undismissed for a period of sixty days or any order of relief or other order approving any such case or proceeding is entered; (v) Guarantor or Debtor is adjudicated insolvent or bankrupt; (vi) Guarantor or Debtor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty days; (vii) Guarantor or Debtor makes a general assignment for the benefit of creditors; (viii) any organizational action is taken by Guarantor or Debtor for the purpose of effecting any of the foregoing; or (ix) any representation or warranty made by Guarantor herein shall prove to be untrue in any material respect on the date as of which made.

     Section 14. Severability. If any provision of this Guaranty or the application thereof to any party or circumstance shall be invalid or unenforceable, then the remaining provisions or the application of such provision to parties or circumstances other than those as to which it is invalid or unenforceable, shall continue to be valid and enforceable.

     Section 15.  Limitation on Guarantor's Liability.
Notwithstanding anything herein to the contrary, the liability of Guarantor under this Guaranty shall be limited to the following:

          (a) Guarantor's liability hereunder shall be and is specifically limited to payments expressly required to be made by Debtor under the Agreements, and to the extent that they have been expressly disclaimed under such Agreements Guarantor shall not be liable or otherwise subject hereunder to any indirect, special, incidental, consequential, exemplary, punitive or tort damages; and

          (b) Guarantor's aggregate liability to Creditor under this Guaranty is limited to and shall not exceed Twenty
     Million Five Hundred Thousand Dollars ($20,500,000.00).

     Section 16. Entire Agreement. This Guaranty embodies the entire agreement and understanding between Guarantor and Creditor and supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. The headings in this Guaranty are for purposes of reference only, and shall not affect the meaning hereof.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.


                         GREAT PLAINS ENERGY INCORPORATED


                         By: /s/ Andrea F. Bielsker
                         Name: Andrea F. Bielsker
                         Title: Senior VP Finance, Chief
                         Financial Officer & Treasurer